Pacific Select Fund NSAR 12-31-05
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A, Accession
No. 0000892569-05-000875 filed on October 7, 2005, and incorporated by reference herein:

Fee Schedule to the A I M Capital Management, Inc. Portfolio Management Agreement

Fee Schedule to the Goldman Sachs Asset Management, L.P. Portfolio Management Agreement

Schedule A to Advisory Agreement for the VN Small-Cap Value, American Funds Growth and American Funds Growth-Income Portfolios

Advisory Fee Reduction Agreement

Notice and Consent to Assignment of the Lazard Asset Management LLC Sub-Advisory Agreement

Fee Schedule to Janus Capital Management LLC Portfolio Management Agreement

Columbia Management Advisors, Inc. Portfolio Management Agreement

Jennison Associates LLC Portfolio Management Agreement

Neuberger Berman Management Inc. Portfolio Management Agreement

Vaughan Nelson Investment Management, L.P. Portfolio Management Agreement

Amendment to the Lazard Asset Management LLC Portfolio Management Agreement





The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-05-001205 filed on December 9, 2005. and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Large-Cap Growth Portfolio

Amendment to NFJ Investment Group L.P. Portfolio Management Agreement

Schedule A to Advisory Agreement  for the Large-Cap Growth Portfolio

Salomon Brothers Asset Management Inc Portfolio Management Agreement

Amendment to the MFS Investment Management Portfolio Management Agreement






PACIFIC SELECT FUND
FEE SCHEDULE
LAZARD ASSET MANAGEMENT LLC
(Effective January 1, 2005)



Portfolios: Mid-Cap Value

      The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Mid-Cap Value Portfolio according to the following calculation:

(a) 	0.35% of the first $1 billion of the Combined Assets as defined below,
        0.30% on the next $1 billion of the Combined Assets, plus
        0.25% on excess on Combined Assets above $2 billion; multiplied by

(b)	the ratio of each Portfolio's average daily net assets over the
        Combined Assets.

For purposes of the above calculations, "Combined Assets" means the sum of the average daily net assets of the Mid-Cap Value Portfolio and International Value Portfolio of the Pacific Select Fund, and the average daily net assets of the PF Lazard Mid-Cap Value Fund and PF Lazard International Value Fund of
Pacific Funds.

All Portfolios: Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.


IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of January 1, 2005.


	PACIFIC LIFE INSURANCE COMPANY


      	BY:	/s/ Thomas C. Sutton
      	Name:   Thomas C. Sutton
	Title:  Chairman and Chief Executive Officer


      	BY:	/s/ Audrey L. Milfs
      	Name:   Audrey L. Milfs
      	Title:  Vice President and Secretary



	LAZARD ASSET MANAGEMENT LLC


	BY:	/s/ Charles L. Carroll	  BY:	 /s/ Charles L. Carroll
	Name:	Charles L. Carroll	  Name:  Charles L. Carroll
	Title:	Deputy Chairman		  Title: Deputy Chairman



	PACIFIC SELECT FUND


      	BY:	/s/ Thomas C. Sutton
      	Name:   Thomas C. Sutton
      	Title:  Chairman of the Board





PACIFIC SELECT FUND
FEE SCHEDULE
LAZARD ASSET MANAGEMENT LLC
(Effective January 1, 2005)



Portfolios: International Value

      The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Mid-Cap Value Portfolio according to the following calculation:

(a) 0.35% of the first $1 billion of the Combined Assets as defined below, 0.30% on the next $1 billion of the Combined Assets, plus
    0.25% on excess on Combined Assets above $2 billion; multiplied by
(b) the ratio of each Portfolio's average daily net assets over the Combined Assets.

For purposes of the above calculations, "Combined Assets" means the sum of the average daily net assets of the Mid-Cap Value Portfolio and International Value Portfolio of the Pacific Select Fund, and the average daily net assets of the PF Lazard Mid-Cap Value Fund and PF Lazard International Value Fund of Pacific Funds.

All Portfolios: Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.


IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of January 1, 2005.


	PACIFIC LIFE INSURANCE COMPANY


      	BY:	/s/ Thomas C. Sutton
      	Name:   Thomas C. Sutton
	Title:  Chairman and Chief Executive Officer


      	BY:	/s/ Audrey L. Milfs
      	Name:   Audrey L. Milfs
      	Title:  Vice President and Secretary



	LAZARD ASSET MANAGEMENT LLC


	BY:	/s/ Charles L. Carroll	  BY:	 /s/ Charles L. Carroll
	Name:	Charles L. Carroll	  Name:  Charles L. Carroll
	Title:	Deputy Chairman 	  Title: Deputy Chairman


	PACIFIC SELECT FUND


      	BY:	/s/ Thomas C. Sutton
      	Name:   Thomas C. Sutton
      	Title:  Chairman of the Board










PACIFIC SELECT FUND
AMENDMENT NO. 2 TO THE PORTFOLIO MANAGEMENT AGREEMENT

	The Portfolio Management Agreement (the "Agreement") first made the
1st day of May, 2003 and the first amended on April 30, 2005, by and among Pacific Life Insurance Company ("Investment Adviser"), a Nebraska corporation, NFJ Investment Group L.P. ("Portfolio Manager"), a Delaware limited partnership, and Pacific Select Fund, a Massachusetts business trust ("Fund"), is hereby amended a second time to add the provisions set forth below (together the "Amendment"), which is made this 2nd day of February, 2006. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

      In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Portfolio Manager Duties, is amended to add the following:

Portfolio Manager:

1.	Upon the request of the Investment Adviser, will provide assistance to the Investment Adviser, custodian or recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolios for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. This assistance includes; (i) designating and providing timely access, independently on an as needed basis and upon the request of the Investment Adviser or custodian, to one or more employees of the Portfolio Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when teh Board's valuation Committee convenes; (ii) notifying the Investment Adviser in the event the Portfolio Manager determines, with respect to a security that is held both by the Portfolio and by another account managed by the Portfolio Manager, of the value of such security pursuant to the Portfolio Manager's procedures for determining the fair value of a security;
(iii) ovtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolio; (iv) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Fund's valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Fund upon request. Such records shall be deemed Fund records.

2.	Will assist the Fund and the Fund's Chief Compliance Officer ("CCO") in
complying with Rule 38a-1 under the 1940 Act. Specifically, the Portfolio Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Portfolio Manager's compliance program, which access shall include on-site visits with the Portfolio Manager as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Portfolio Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Portfolio Manager's compliance program.

3.	Will comply with the Fund's policy on selective disclosure of portfolio holdings of the Fund (the "Selective Disclosure Policy"), as provided in writing to the Portfolio Manager and as may be amended from time to time. The Portfolio Manager agrees to provide an annual certification with respect to compliance with the Fund's Selective Disclosure Policy.

4.  	Will notify the Investment Adviser promptly in the event that, in the judgment of the Portfolio Manager, Portfolio cash flow activity becomes disruptive to the ability of the Portfolio Manager to effectively manage the assets of the Portfolio consistent with the Portfolio's investment objectives and policies.

5.  	Will provide assistance as may be reasonably requested by the Investment
Adviser in connection with compliance by the Portfolio with any current or future legal and regulatory requirements related to the services provided by the Portfolio Manager hereunder.

6.	Will provide such certifications to the Fund as the Fund or the
Investment Adviser may reasonably request related to the services provided by the Portfolio Manager hereunder.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE INSURANCE COMPANY 	PACIFIC SELECT FUND


By:     /s/ James T. Morris		By:     /s/ James T. Morris
Name:	James T. Morris			Name:	James T. Morris
Title:	Chief Operating Officer		Title:	President


NFJ INVESTMENT GROUP L.P.
By:     /s/ E. Clifton Hoover	 	By:     /s/ Barbara R. Claussen
Name:	E. Clifton Hoover		Name:	Barbara R. Claussen
Title:	Managing Director		Title:	Managing Director

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